UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 31, 2013

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	91-1948357
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 420

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On May 31, 2013, Visualant, Inc. (“Visualant” or the “Company”) paid $250,000 plus interest of $35,175 under the Amendment to Warrant Purchase Agreement with Gemini Master Fund, Inc. (“Gemini”) dated January 23, 2013. The Company has acquired the warrant from Gemini and cancelled it.

On May 31, 2013, the Company exercised the Option Agreement dated April 26, 2013 with Ascendiant Capital Partners, LLC (“Ascendiant”) pursuant to which the Company purchased from Ascendiant 4,000,000 shares of common stock of the Company for a total purchase price of $300,000 for retirement to treasury. Ascendiant has not yet delivered the 4,000,000 shares as of the filing of this form 8-K.

On May 31, 2013, the Company was advanced $585,000 by J3E2A2Z LP, an entity in which Ronald Erickson, our Chief Executive Officer, has a beneficial interest. The Company entered into a Demand Promissory Note on May 31, 2013 for $585,000, which carries interest at 4%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

June 4, 2013	By:	/s/ Ronald P. Erickson
Ronald P. Erickson Chief Executive Officer